Exhibit 23.5

                          Consent of RP Financial, LC.






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RP FINANCIAL, LC.
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Financial Services Industry Consultants




                                                                   June 17, 1999



Board of Trustees
Mutual Bancshares, Inc.
2707 Colby Avenue, Suite 600
Everett, WA  98201

Members of the Board of Trustees:

         We hereby consent to the use of our firm's name in the Application for Conversion of Mutual Bancshares, Inc., and any amendments thereto, and in the Form S-1 Registration Statement, and any amendments thereto, for Mutual Bancshares, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our letter concerning subscription rights in such filings including the Prospectus of EverTrust Financial Group, Inc.


                                                  Sincerely,


                                                   /s/ RP FINANCIAL, LC
                                                   -----------------------------
                                                       RP FINANCIAL, LC.